EXHIBIT 99.1
Joint Filing Agreement
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock, par value $0.001 per share, of Corporate Property Associates 16 Global Incorporated, a corporation organized and existing under the laws of Maryland, and further agree that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of June 10, 2011.

W. P. CAREY & CO. LLC
By:	/s/ Susan C. Hyde
	Name:	Susan C. Hyde
	Title:	Secretary

CAREY REIT II, INC.
By:	/s/ Susan C. Hyde
	Name:	Susan C. Hyde
	Title:	Secretary

CAREY ASSET MANAGEMENT CORP.
By:	/s/ Susan C. Hyde
	Name:	Susan C. Hyde
	Title:	Secretary

W. P. CAREY INTERNATIONAL LLC
By:	/s/ Jan F. Kärst
	Name:	Jan F. Kärst
	Title:	Chief Operating Officer

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